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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Epixtar Corp.

We hereby consent to the use by Epixtar Corp. in the Annual Report on Form 10KSB for the fiscal year ended December 31, 2003 of our report dated March 11, 2003 except to Note 2, which is dated April 5, 2004, relating to the financial statements of Epixtar Corp.

                                   /s/ Liebman, Goldberg & Drogin LLP
                                   ----------------------------------
                                   Liebman, Goldberg & Drogin LLP
                                   Certified Public Accountants


Garden City, NY
April 13, 2004